Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2018 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., November 1, 2018 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the third quarter of 2018, which ended September 30, 2018, and discussed recent business developments.

Total revenue for the third quarter was $23.9 million compared to $27.2 million in the third quarter last year. Third quarter net loss was $6.5 million compared to $3.1 million in the third quarter of 2017. Net loss per share for the third quarter was $0.27 compared to $0.13 in the third quarter last year.

Adjusted EBITDA for the third quarter was $(2.7) million compared to $1.1 million in the third quarter of 2017. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions of $0.3 million for the third quarter compared to less than $0.1 million in the third quarter of 2017.

Recent Business Developments

“As expected, our third quarter performance reflected a year-over-year decline in project work in the South American and subsea markets, partially offset by growth in our core petrochemical and refinery markets in the U.S. and Asia. We also continued to experience increases in raw material costs during the period particularly for silanes. The decrease in revenue, the higher raw material costs, and a planned reduction in manufacturing output to manage inventory levels led to the decline in our net income and Adjusted EBITDA versus the third quarter of 2017,” said Don Young, President and CEO of Aspen Aerogels.

"On a positive note, we delivered sequential growth of 10% in revenue and improved Adjusted EBITDA during the third quarter versus the second quarter of 2018. This improvement reflected continued growth in our U.S. market and increasing project-based demand in the subsea market. Importantly, we anticipate that this trend of improvement in revenue and profitability will continue during the remainder of the year and through 2019,” continued Mr. Young.

“We’ve made solid advances this year with our EP20 initiative to increase the capacity and profit potential of our existing manufacturing assets and our strategic initiative to leverage our aerogel technology platform to develop breakout opportunities in new markets. We also remain excited by the potential of the next generation aerogel products currently under development with BASF for the building materials market,” concluded Mr. Young.

2018 and 2019 Financial Outlook

Aspen Aerogels updates its 2018 full year outlook as follows:

•	Total revenue is expected to range between $102 million and $107 million, revised from prior guidance of between $102 million and $112 million

•	Net loss is expected to range between $21.6 million and $22.6 million, revised from prior guidance of between $20.6 million and $22.6 million

•	Adjusted EBITDA is expected to range between $(6.0) million and $(7.0) million, revised from prior guidance of between $(5.0) million and (7.0) million

•	Net loss per share is expected to range between $(0.91) and $(0.95), revised from prior guidance of between $(0.87) and $(0.95)

Our 2018 outlook assumes depreciation and amortization of $10.8 million, stock-based compensation expense of $4.3 million, interest expense of $0.5 million, and weighted average shares outstanding of 23.7 million for the full year. In addition, our 2018 outlook reflects $0.9 million of expected costs and expenses associated with our ongoing patent enforcement efforts during the year.

“Looking forward to 2019, we are projecting growth in total revenue in excess of 20% and a return to positive Adjusted EBITDA. The foundation of this projected improvement is our expectation of continued volume growth in our core petrochemical and refinery markets. In addition, our pipeline of 2019 project opportunities, particularly in the subsea and LNG markets, has strengthened significantly in recent months. We have also announced a price increase for 2019 designed to offset the recent increase in raw material costs and to maintain the economics of our business,” said Mr. Young.

“We remain committed to our strategy of leveraging our aerogel technology platform in our core and adjacent markets and of creating new businesses supported by innovative products and strategic partnerships. We believe this approach will position us for consistent growth in revenue and profitability in 2019 and 2020,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2018 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2018 and 2019 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss third quarter results and business developments will be held at 5:00 pm EDT on November 1, 2018. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-287-0799 (toll free, U.S. & Canada only) or +1 647-689-4458 (international) and reference conference ID “2059199” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2018 and 2019 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2018 and 2019 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, profitability, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, subsea, core, adjacent, U.S., Asian, South American, or other markets and the impact of these trends on Aspen Aerogels’ business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects and their impact on Aspen Aerogels’ business; beliefs about the impact of pricing actions and the economics of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ strategic initiatives and implementation; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for joint development activities to create new product and market opportunities; beliefs about the potential to develop new market opportunities from Aspen Aerogel’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies and businesses; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; beliefs about the productivity, efficiency or output of Aspen Aerogels’ manufacturing operations; beliefs about raw materials costs and availability; beliefs about the cost, likelihood of success, benefits and timing of Aspen Aerogels’ project to expand the capacity and profit potential of the East Providence manufacturing facility; beliefs about the Aspen Aerogel’s ability to fund its capacity expansion plans including in the East Providence manufacturing facility; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, core, adjacent, U.S., Asian, South American or other markets; any failure to increase project-based demand in the subsea, LNG or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to maintain or expand our operations; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected price increases or average selling prices for Aspen Aerogels’ products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ new business, capacity expansion, technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the Securities and Exchange Commission (“SEC”) on March 1, 2018, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$5,177	$10,694
Accounts receivable, net	21,461	26,764
Inventories	9,909	8,915
Prepaid expenses and other current assets	1,410	1,289
Total current assets	37,957	47,662
Property, plant and equipment, net	71,000	76,067
Other assets	76	86
Total assets	$109,033	$123,815
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,884	$10,653
Accrued expenses	3,529	5,862
Revolving line of credit	5,156	3,750
Deferred revenue	2,811	1,304
Total current liabilities	19,380	21,569
Deferred rent	1,207	1,303
Prepayment liability	4,053	—
Deferred revenue long-term	900	—
Total liabilities	25,540	22,872
Stockholders’ equity:
Total stockholders’ equity	83,493	100,943
Total liabilities and stockholders’ equity	$109,033	$123,815

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Product	$23,342	$26,812	$66,978	$73,700
Research services	595	386	1,704	1,569
Total revenue	23,937	27,198	68,682	75,269
Cost of revenue:
Product	22,154	22,115	60,853	63,706
Research services	254	135	746	700
Gross profit	1,529	4,948	7,083	10,863
Operating expenses:
Research and development	1,384	1,468	4,627	4,753
Sales and marketing	3,061	2,745	10,281	9,271
General and administrative	3,453	3,765	12,149	14,354
Total operating expenses	7,898	7,978	27,057	28,378
Loss from operations	(6,369)	(3,030)	(19,974)	(17,515)
Interest expense, net	(163)	(58)	(358)	(123)
Total interest expense, net	(163)	(58)	(358)	(123)
Net loss	$(6,532)	$(3,088)	$(20,332)	$(17,638)
Net loss per share:
Basic and diluted	$(0.27)	$(0.13)	$(0.86)	$(0.76)
Weighted-average common shares outstanding:
Basic and diluted	23,808,703	23,442,241	23,707,245	23,356,997

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(amounts in thousands)

Product shipments in square feet	7,791	8,649	22,685	25,629

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated November 1, 2018 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(In thousands)
Net loss	$(6,532)	$(3,088)	$(20,332)	$(17,638)
Depreciation and amortization	2,573	2,726	8,259	8,032
Stock-based compensation	1,128	1,364	3,414	3,982
Interest expense, net	163	58	358	123
Adjusted EBITDA	$(2,668)	$1,060	$(8,301)	$(5,501)

For the 2018 full year financial outlook:

	Year ending
	December 31, 2018
	Low	High
	(amounts in thousands)
Net loss	$(22,600)	$(21,600)
Depreciation and amortization	10,800	10,800
Stock-based compensation	4,300	4,300
Interest expense, net	500	500
Adjusted EBITDA	$(7,000)	$(6,000)